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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Kimberly Clark on Form S-4 of our report dated April 5, 1999, appearing in Annual Report on Form 10-K of Safeskin Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Proxy, which is part of this Registration Statement.

DELOITTE & TOUCHE

San Diego, California
January 5, 2000